UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2007
CARDIOGENESIS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 Musick
Irvine, CA 92618
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (949) 420-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On June 18, 2007, Cardiogenesis Corporation (the “Company”) held its annual meeting of shareholders. At the meeting, the shareholders elected to the Board of Directors the following five persons, each of whom was a director of the Company prior to the annual meeting:
Gary S. Allen
Paul J. McCormick
Marvin J. Slepian
Gregory D. Waller
Robert L. Mortensen
In addition, the shareholders ratified the selection of KMJ Corbin & Company LLP as the Company’s independent auditors for fiscal 2007.
     Following the annual meeting of shareholders, the Company’s Board of Directors held its annual meeting and elected Paul J. McCormick as Chairman of the Board. In addition, the Board approved the formation of the following committees of the Board of Directors:

Nominating and Corporate
Audit Committee	Compensation Committee	Governance Committee
Paul J. McCormick	Paul J. McCormick	Robert L. Mortensen
Gregory D. Waller	Gregory D. Waller	Marvin J. Slepian
Robert L. Mortensen	Gary S. Allen	Gregory D. Waller
The Board also approved written charters for each of the foregoing committees. Copies of the charters for each of the committees will be posted on the Company’s website at www.cardiogenesis.com.
     On June 20, 2007, the Company issued a press release announcing the results of the annual meeting and the appointment of Mr. McCormick as Chairman of the Board. A copy of the press release is attached to this report as Exhibit 99.01. The information in this Form 8-K and Exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release of Cardiogenesis Corporation dated June 20, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION (Registrant)
Date: June 20, 2007	By:	/s/ William Abbott
William Abbott, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.01	Press release of Cardiogenesis Corporation dated June 20, 2007